                                                                    Exhibit 99.1

NCO group(R)

For further information:                                            NEWS RELEASE

At NCO Group, Inc.                   At FRB / Weber Shandwick
Michael J. Barrist,                  Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                     Judith Sylk-Siegel (Media) - (212) 445-8431
Steven L. Winokur,                   Nicole Engel (Analysts) - (212) 445-8452
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

For Immediate Release


                          NCO GROUP ANNOUNCES PRO FORMA
                    SECOND QUARTER RESULTS OF $0.47 PER SHARE

HORSHAM, PA, August 6, 2002 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the second quarter it achieved pro forma net income of $0.47 per share, on a diluted basis, excluding the effect of a partial recovery from a previously announced environmental liability. Including the partial recovery from the environmental liability, NCO achieved net income of $0.48 per share, on a diluted basis.

Revenue in the second quarter of 2002 was $177.7 million, a decrease of 3.1%, or $5.6 million, from revenue of $183.3 million in the second quarter of the previous year. Pro forma net income was $13.1 million, or $0.47 per share, on a diluted basis, as compared to pro forma net income of $14.7 million, or $0.52 per share, on a diluted basis, in the second quarter a year ago, adjusted to eliminate the amortization of goodwill and to exclude $12.5 million of pre-tax one-time charges. Actual net income was $13.3 million, or $0.48 per share, on a diluted basis, as compared to net income of $7.4 million, or $0.28 per share, on a diluted basis, in the second quarter a year ago, adjusted to eliminate the amortization of goodwill.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $162.3 million, $14.1 million and $12.0 million of the revenue for the second quarter of 2002, respectively. Included in U.S. Operations' revenue was $8.1 million from Portfolio Management and included in International Operations' revenue was $2.6 million from U.S. Operations. In the second quarter of 2001, these divisions accounted for $164.9 million, $17.9 million and $9.3 million of the revenue, respectively, before intercompany eliminations of $7.7 million included in U.S. Operations and $1.1 million included in International Operations.

NCO's payroll and related expenses as a percentage of revenue decreased, and its selling, general and administrative expenses as a percentage of revenue increased for the second quarter of 2002 as compared to the same period in the prior year. Continued focus on managing our staffing levels to our business volumes resulted in further reductions in payroll and related expenses during the second quarter. The increase in NCO's selling, general and administrative expenses related to the incremental costs associated with continuing efforts to maximize collections for clients in a difficult economic environment, as well as the effect of the downturn in the economy on the portfolio business.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the second quarter, we continued to operate in an extremely challenging economic environment. Consumer payment patterns further decelerated, changes to our client's delinquency patterns translated into changes in business referral patterns and we continued to feel upward pressure on expenses. Additionally, we continued to experience a weaker than expected debt purchase marketplace. I am extremely pleased that we have been able to meet our near-term profitability and growth challenges by aggressively managing our expense and operating structure. More importantly, I believe we have been able to meet these challenges without adversely affecting the execution of our long-term business strategy of positioning ourselves as the best in class service provider within our industry."

NCO will host an investor conference call on Wednesday, August 7, 2002 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 5067759.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

           ---------------------------------------------------------

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements as to trends, statements as to the final outcome of the environmental liability, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its five-year strategy as and when planned, risks related to the expected settlement of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044.

           ---------------------------------------------------------

                     NCO GROUP, INC.
            Unaudited Selected Financial Data
      (in thousands, except for per share amounts)


Statements of Income:
                                                                              For the Three Months Ended June 30,
                                                             ---------------------------------------------------------------------
                                                                          2001                                2002
                                                             --------------------------------     --------------------------------
                                                              Historical       Pro Forma (1)       Historical       Pro Forma (2)
                                                             ------------     ---------------     ------------     ---------------
Revenue                                                      $    183,275     $       183,275     $    177,678           $ 177,678

Operating costs and expenses:
      Payroll and related expenses                                 99,475              88,764           83,480              83,480
      Selling, general and administrative expenses                 58,164              56,356           61,343              61,343
      Depreciation and amortization expense                         9,623               5,700            6,521               6,521
                                                             ------------     ---------------     ------------     ---------------
                                                                  167,262             150,820          151,344             151,344
                                                             ------------     ---------------     ------------     ---------------
                                                                   16,013              32,455           26,334              26,334

Other income (expense):
      Interest and investment income                                  888                 888              787                 787
      Interest expense                                             (7,295)             (7,295)          (4,963)             (4,963)
      Other income (expense)                                           --                  --              305                  --
                                                             ------------     ---------------     ------------     ---------------
                                                                   (6,407)             (6,407)          (3,871)             (4,176)
                                                             ------------     ---------------     ------------     ---------------
Income before income tax expense                                    9,606              26,048           22,463              22,158

Income tax expense                                                  3,719               9,866            8,522               8,406
                                                             ------------     ---------------     ------------     ---------------

Income from operations before minority interest                     5,887              16,182           13,941              13,752

Minority interest                                                  (1,438)             (1,438)            (633)               (633)
                                                             ------------     ---------------     ------------     ---------------

Net income                                                   $      4,449     $        14,744     $     13,308     $        13,119
                                                             ============     ===============     ============     ===============

Net income per share:
      Basic                                                  $       0.17     $          0.57     $       0.51     $          0.51
                                                             ============     ===============     ============     ===============
      Diluted                                                $       0.17     $          0.52     $       0.48     $          0.47
                                                             ============     ===============     ============     ===============

Weighted average shares outstanding:
      Basic                                                        25,781              25,781           25,891              25,891
      Diluted                                                      26,229              29,859           29,977              29,977



Selected Balance Sheet Information:                                                            As of                    As of
                                                                                         December 31, 2001          June 30, 2002
                                                                                         -----------------        -----------------
Cash and cash equivalents                                                                  $     32,161             $     27,117
Current assets                                                                                  202,802                  196,866
Total assets                                                                                    931,025                  927,670

Current liabilities                                                                              90,429                   77,278
Long-term debt, net of current portion                                                          357,868                  332,575
Shareholders' equity                                                                            414,095                  442,046

(1) Excludes $3.9 million of goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001 and the effects of $12.5 million of one-time charges.

(2) Excludes the effects of a partial recovery from an environmental liability of $305,000.

                     NCO GROUP, INC.
            Unaudited Selected Financial Data
      (in thousands, except for per share amounts)


Statements of Income:
                                                                              For the Six Months Ended June 30,
                                                             ---------------------------------------------------------------------
                                                                          2001                                2002
                                                             --------------------------------     --------------------------------
                                                              Historical       Pro Forma (1)       Historical       Pro Forma (2)
                                                             ------------     ---------------     ------------     ---------------
Revenue                                                      $    354,304     $       354,304     $    356,585     $       356,585

Operating costs and expenses:
      Payroll and related expenses                                182,387             171,676          169,600             169,600
      Selling, general and administrative expenses                109,287             107,479          122,416             122,416
      Depreciation and amortization expense                        18,577              10,752           12,747              12,747
                                                             ------------     ---------------     ------------     ---------------
                                                                  310,251             289,907          304,763             304,763
                                                             ------------     ---------------     ------------     ---------------
                                                                   44,053              64,397           51,822              51,822

Other income (expense):
      Interest and investment income                                1,804               1,804            1,454               1,454
      Interest expense                                            (14,716)            (14,716)          (9,949)             (9,949)
      Other income (expense)                                           --                  --             (290)                 --
                                                             ------------     ---------------     ------------     ---------------
                                                                  (12,912)            (12,912)          (8,785)             (8,495)
                                                             ------------     ---------------     ------------     ---------------
Income before income tax expense                                   31,141              51,485           43,037              43,327

Income tax expense                                                 12,385              19,517           16,319              16,429
                                                             ------------     ---------------     ------------     ---------------

Income from operations before minority interest                    18,756              31,968           26,718              26,898

Minority interest                                                  (2,030)             (2,030)          (1,605)             (1,605)
                                                             ------------     ---------------     ------------     ---------------

Net income                                                   $     16,726     $        29,938     $     25,113     $        25,293
                                                             ============     ===============     ============     ===============

Net income per share:
      Basic                                                  $       0.65     $          1.16     $       0.97     $          0.98
                                                             ============     ===============     ============     ===============
      Diluted                                                $       0.63     $          1.10     $       0.90     $          0.91
                                                             ============     ===============     ============     ===============

Weighted average shares outstanding:
      Basic                                                        25,734              25,734           25,873              25,873
      Diluted                                                      28,100              28,100           29,940              29,940


(1) Excludes $7.8 million of goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001 and the effects of $12.5 million of one-time charges.

(2) Excludes the effects of an insurance gain of $1.0 million and an expense from an environmental liability of $1.3 million.

                      NCO GROUP, INC.
             Unaudited Selected Financial Data
       (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                           For the Three Months Ended June 30, 2002
                                                                 ------------------------------------------------------------
                                                                                                 Intercompany
                                                                  NCO Group     NCO Portfolio    Eliminations    Consolidated
                                                                 -----------    -------------    ------------    ------------
Revenue                                                          $   171,634    $      14,108    $     (8,064)   $    177,678

Operating costs and expenses:
       Payroll and related expenses                                   82,931              549                          83,480
       Selling, general and administrative expenses                   60,136            9,271          (8,064)         61,343
       Depreciation and amortization expense                           6,446               75                           6,521
                                                                 -----------    -------------    ------------    ------------
                                                                     149,513            9,895          (8,064)        151,344
                                                                 -----------    -------------    ------------    ------------
                                                                      22,121            4,213              --          26,334

Other income (expense):
       Interest and investment income                                    600              303            (116)            787
       Interest expense                                               (3,327)          (1,752)            116          (4,963)
       Other income (expense)                                            305               --                             305
                                                                 -----------    -------------    ------------    ------------
                                                                      (2,422)          (1,449)             --          (3,871)
                                                                 -----------    -------------    ------------    ------------
Income before income tax expense                                      19,699            2,764              --          22,463

Income tax expense                                                     7,485            1,037                           8,522
                                                                 -----------    -------------    ------------    ------------

Income from operations before minority interest                       12,214            1,727              --          13,941

Minority interest (1)                                                     --               --            (633)           (633)
                                                                 -----------    -------------    ------------    ------------

Net income                                                       $    12,214    $       1,727    $       (633)   $     13,308
                                                                 ===========    =============    ============    ============

(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                      NCO GROUP, INC.
             Unaudited Selected Financial Data
       (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                           For the Six Months Ended June 30, 2002
                                                                 ------------------------------------------------------------
                                                                                                 Intercompany
                                                                  NCO Group     NCO Portfolio    Eliminations    Consolidated
                                                                 -----------    -------------    ------------    ------------
Revenue                                                          $   342,571    $      30,378    $    (16,364)   $    356,585

Operating costs and expenses:
       Payroll and related expenses                                  168,497            1,103                         169,600
       Selling, general and administrative expenses                  119,846           18,934         (16,364)        122,416
       Depreciation and amortization expense                          12,597              150                          12,747
                                                                 -----------    -------------     -----------    ------------
                                                                     300,940           20,187         (16,364)        304,763
                                                                 -----------    -------------     -----------    ------------
                                                                      41,631           10,191              --          51,822

Other income (expense):
       Interest and investment income                                  1,254              434            (234)          1,454
       Interest expense                                               (6,564)          (3,619)            234          (9,949)
       Other income (expense)                                           (290)              --                            (290)
                                                                 -----------    -------------     -----------    ------------
                                                                      (5,600)          (3,185)             --          (8,785)
                                                                 -----------    -------------     -----------    ------------
Income before income tax expense                                      36,031            7,006              --          43,037

Income tax expense                                                    13,691            2,628                          16,319
                                                                 -----------    -------------     -----------    ------------

Income from operations before minority interest                       22,340            4,378              --          26,718

Minority interest (1)                                                     --               --          (1,605)         (1,605)
                                                                 -----------    -------------     -----------    ------------

Net income                                                       $    22,340    $       4,378     $    (1,605)   $     25,113
                                                                 ===========    =============     ===========    ============

(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.